Power of Attorney

The undersigned, a managing partner of The Column Group II, LP, hereby constitutes and appoints each of Gary A. Jungels, Jennifer J. Carlson and Cathy Franczyk, for so long as they are affiliated with a law firm representing The Column Group, LLC, the undersigned’s true and lawful attorney-in-fact, each with the power to act alone for the undersigned and in the undersigned’s name, place and stead, to:

1.
Prepare, complete and execute an SEC Form ID required by Sections 13(a) and 23(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and any and all amendments thereto, and any other documents necessary or appropriate in order to obtain EDGAR access codes, and to file or cause to be filed the same with the Securities and Exchange Commission as may be required or advisable;

2.
Prepare, complete and execute Forms 3, 4 and 5 under the Exchange Act and other forms and all amendments thereto on the undersigned’s behalf as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 or Section 13 of the Exchange Act and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s beneficial ownership of securities or changes in such beneficial ownership; and

3.
Do all acts necessary in order to file such forms and amendments with the Securities and Exchange Commission, any securities exchange or national association and such other persons or agencies as the attorney-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with or liability under Section 16 or Section 13 of the Exchange Act or any rules and regulations promulgated thereunder or any successor laws and regulations.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 or such other forms and amendments thereto pursuant to Section 16 or Section 13 of the Exchange Act with respect to the undersigned’s beneficial ownership of securities or changes in such beneficial ownership, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

The undersigned has executed this Power of Attorney as of June 11, 2015.

/s/ Peter Svennilson
Managing Partner
Peter Svennilson